Exhibit 3.23
CHARTER
OF
CHEC INDUSTRIAL LOAN COMPANY
          The undersigned, an individual, does hereby act as incorporator in adopting the following Charter for the purpose of organizing a corporation for profit, pursuant to the provisions of the Tennessee Business Corporation Act.
          FIRST: The corporate name for the corporation (hereinafter called the “Corporation”) is CHEC Industrial Loan Company.
          SECOND: The number of shares which the Corporation is authorized to issue is One Thousand (1,000), all of which are of a par value of One Dollar ($1.00) each and are of the same class and are to be common shares.
          THIRD: The street address and zip code of the initial registered office of the Corporation in the State of Tennessee is 500 Tallan Building, Two Union Square, Chattanooga, County of Hamilton, Tennessee 37402-2571.
          The name of the initial registered agent of the Corporation at the registered office is Corporation Service Company.
          FOURTH: The name and the address and zip code of the incorporator are:

NAME	ADDRESS

Eleanor J. Thompson	P O Box 199000 Dallas, Texas 75201-9000
          FIFTH: The street address and zip code of the initial principal office of the Corporation are 2728 North Harwood, Dallas, Texas 75201.
          SIXTH: No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation; whether now or hereafter authorized or created; may be issued, or may be reissued if the same have been reacquired and if their reissue is not prohibited, and any and all of such rights and options may be granted by the Board of Directors to such individuals and entities, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

          SEVENTH: The Corporation is for profit.
          EIGHTH: The purpose for which the Corporation is organized, which shall include the authority of the Corporation to engage in any lawful business, is as follows:
     To have all of the general powers granted to corporations organized under the Tennessee Business Corporation Act whether granted by specific statutory authority or by construction of law.
          NINTH: The Corporation shall, to the fullest extent permitted by the provisions of the Tennessee Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
          TENTH: The personal liability of the directors of the Corporation is eliminated to the fullest extent permitted by the provisions of the Tennessee Business Corporation Act, as the same may be amended and supplemented.
          ELEVENTH: The duration of the Corporation shall be perpetual.
Signed on July 15, 1998.

/s/ Eleanor J. Thompson
Eleanor J. Thompson
Incorporator

State of Tennessee		RECEIVED
Department of State	ARTICLES OF AMENDMENT	STATE OF TENNESSEE
Corporate Filings	TO THE CHARTER	For Office Use only
312 Eighth Avenue North	(FOR Profit)	2006 AUG 23 AM 11:40
6th Floor, William R. Snodgrass Tower Nashville, TN 37243		Riley Darnell
Secretary of State

CORPORATE CONTROL NUMBER (IF KNOWN) 0354326

PURSUANT TO THE PROVISIONS OF SECTION 48-20-106 OF THE TENNESSEE BUSINESS CORPORATION ACT. THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS CHARTER:

1.	PLEASE INSERT THE NAME OF THE CORPORATION AS IT APPEARS OF RECORD: CHEC Industrial Loan Company

IF CHANGING THE NAME, INSERT THE NEW NAME ON THE LINE BELOW: Nationstar Industrial Loan Company

2.	PLEASE MARK THE BLOCK THAT APPLIES:

☐ AMENDMENT IS TO BE EFFECTIVE WHEN FILED BY THE SECRETARY OF STATE.
☑ AMENDMENT IS TO BE EFFECTIVE, July 12, 2006 (MONTH, DAY, YEAR)

(NOT TO BE LATER THAN THE 90TH DAY AFTER THE DATE THIS DOCUMENT IS FILED) IF NEITHER BLOCK IS CHECKED, THE AMENDMENT WILL BE EFFECTIVE AT THE TIME OF FILING.

3.	PLEASE INSERT ANY CHANGES THAT APPLY:
A.	PRINCIPAL ADDRESS’ N/A

STREET ADDRESS

CITY	STATE/COUNTY	ZIP CODE

B.	REGISTERED AGENT: N/A

C.	REGISTERED ADDRESS: N/A

STREET ADDRESS
TN

CITY	STATE	STREET ADDRESS

D.	OTHER CHANGES: N/A

4.	THE CORPORATION IS FOR PROFIT.

5.	THE MANNER (IF NOT SET FORTH IN THE AMENDMENT) FOR IMPLEMENTATION OF ANY EXCHANGE, RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES IS AS FOLLOWS:

6.	THE AMENDMENT WAS DULY ADOPTED ON 07-12-2006 (MONTH , DAY, YEAR)

BY (Please mark the block that applies):
☐ THE INCORPORATORS WITHOUT SHAREHOLDER ACTION, AS SUCH WAS NOT REQUIRED.
☑ THE BOARD OF DIRECTORS WITHOUT SHAREHOLDER APPROVAL, AS SUCH WAS NOT REQUIRED.
☐ THE SHAREHOLDERS.

President	/S/ Anthony H. Barone

SIGNER’S CAPACITY	SIGNATURE

6/21/06	Anthony H. Barone

DATE	NAME OF SIGNER (TYPED OR PRINTED)
SS-4421 (Rev. 10181)	Filing Fee: $20.00	RDA 1678